INDEPENDENT AUDITORS' CONSENT



The Board of Directors
VAM Institutional Funds, Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in the Prospectus and "ADDITIONAL INFORMATION - Custodian; Counsel; Independent Auditors" in the Statement of Additoinal Information.


                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP


Minneapolis, Minnesota
February 25, 1998